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                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 25, 2000 relating to the financial statements, which appears in the 1999 Annual Report to Shareholders of The Med-Design Corporation (the "Company"), which is incorporated by reference in the Company's Annual Report on Form 10-KSB for the year ended December 31, 1999. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


PricewaterhouseCoopers LLP

Philadelphia, PA
November 2, 2000